UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 26, 2010

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On August 26, 2010, the Organization & Compensation Committee (the “Committee”) of the Board of Directors of Humana Inc. (the “Company”) approved several compensatory arrangements with respect to Venkata Rajamannar Madabhushi, the Company’s Senior Vice President and Chief Innovation and Marketing Officer. At the time of Mr. Rajamannar’s hiring, it was contemplated that he would relocate to the Louisville, Kentucky area. Since that time, Mr. Rajamannar has determined based on unforeseen personal circumstances to transition to residence in Louisville while temporarily maintaining a residence in Cincinnati, Ohio. In recognition of the fact that he will therefore need to temporarily commute to the Louisville area, the Committee has determined to provide Mr. Rajamannar with (i) a compensatory annual commuting allowance of $65,000, prorated for the remainder of 2010, (ii) a compensatory local housing allowance of $30,000, prorated for the remainder of 2010, and (iii) an increase of $37,500 in his base salary.

Item 8.01	Other Events.

On August 26, 2010, Humana Inc. issued a press release announcing that Chief Executive Officer Michael B. McCallister has been elected chairman of the company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99	Press Release issued by the Company on August 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Steven E. McCulley
Steven E. McCulley
Vice President and Controller
(Principal Accounting Officer)

Dated: August 26, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press Release issued by the Company on August 26, 2010